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                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 7, 2001

                                       TRUSTEES OF THE BLANCHE EBERT SEAVER
                                       ENDOWMENT FOR FRANK R. SEAVER COLLEGE
                                       DATED AUGUST 27, 1982

                                       Northern Trust Bank of California, N.A.,
                                       Co-Trustee


                                       By:    /s/ ANN V. MARSH
                                          --------------------------------------
                                       Name:  Ann V. Marsh
                                       Title: Vice President


                                       By: /s/ RICHARD C. SEAVER
                                          --------------------------------------
                                          Richard C. Seaver, Co-Trustee


                                       By:/s/ MYRON E. HARPOLE
                                          --------------------------------------
                                          Myron E. Harpole, Co-Trustee


                                       NORTHERN TRUST BANK OF CALIFORNIA, N.A.,
                                       CO-TRUSTEE, THE BLANCHE EBERT SEAVER
                                       ENDOWMENT FOR FRANK R. SEAVER COLLEGE


                                       By:    /s/ ANN V. MARSH
                                          --------------------------------------
                                       Name:  Ann V. Marsh
                                       Title: Vice President